Exhibit 99

Dillard’s, Inc. Reports February Sales Results

LITTLE ROCK, Ark.--(BUSINESS WIRE)--Dillard’s, Inc. (NYSE: DDS) (“Dillard’s” or the “Company”) announced today that sales for the four weeks ended March 1, 2008 were $581,612,000 compared to sales for the four weeks ended March 3, 2007 of $593,171,000. Sales decreased 2% in both total and comparable stores for the four week period.

During the four weeks ended March 1, 2008, sales were above the average company trend in the Western region and consistent with trend in the Eastern and Central regions.

During the four weeks ended March 1, 2008, sales of shoes significantly exceeded the Company’s average sales performance for the period. Sales in cosmetics and in the home and other category were significantly below trend.

Dillard’s, Inc. is one of the nation’s largest fashion apparel and home furnishing retailers. The Company’s stores operate with one name, Dillard’s, and span 29 states. Dillard’s stores offer a broad selection of merchandise, including products sourced and marketed under Dillard’s exclusive brand names.

CONTACT:
Dillard’s, Inc.
Julie J. Bull, 501-376-5965
Director of Investor Relations